UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[x]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))

[ ]  Definitive Information Statement


                              THE BIGHUB.COM , INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [x]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

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                              THE BIGHUB.COM , INC.
                      1820 NE JENSEN BEACH BLVD., SUITE 634
                             JENSEN BEACH, FL 34957


Dear Stockholders:

     We are writing to advise you that we intend to amend our Articles of Incorporation to increase our authorized shares of Common Stock, par value $.001 per share, to 20,000,000,000 shares. This action was approved on July 17, 2007 by our Board of Directors. In addition, shareholders who hold a majority of our issued and outstanding voting securities also approved this action on July 17, 2007, by written consent in lieu of a special meeting in accordance with the relevant sections of the Florida Business Corporation Act. We intend to file the Articles of Amendment to our Articles of Incorporation, a copy of which is attached hereto as Exhibit A, with the Secretary of State of Florida approximately 20 days after the date this information statement is first mailed to our shareholders.

     As described hereafter, this action will enable us to take quicker advantage of acquisition and/or merger opportunities that may become available to us by having sufficient shares authorized to enter into such transactions, as well as account for shares that were issued erroneously in the past. Our Board believes this action may assist us in attracting possible acquisition candidates.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is to be first mailed to you on or about October 31, 2007.

     Please feel free to call us at 267-350-9210 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in THE BIGHUB.COM, Inc.

                                        For the Board of Directors of
                                        THE BIGHUB.COM, Inc.


                                        By: /s/ Darrell Peterson
                                        ------------------------
                                        Darrell Peterson
                                        President

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

                              THE BIGHUB.COM , INC.
                      1820 NE JENSEN BEACH BLVD., SUITE 634
                             JENSEN BEACH, FL 34957
                             Telephone 267-350-9210

                         INFORMATION STATEMENT REGARDING
                    ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

     This Information Statement is being furnished to the stockholders of THE BIGHUB.COM , Inc., a Florida corporation (the "Company") in connection with the adoption of an Amendment to our Articles of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On July 17, 2007 our Board of Directors approved an amendment to our Articles of Incorporation to increase our authorized common stock to 30,000,000,000 shares, par value $.001 (the "Amendment"). This action will become effective on the date of filing the Amendment with the Florida Secretary of State (the "Effective Date of the Amendment") in accordance with the written consent of our directors and the holders of a majority of our issued and outstanding common stock and in accordance with the relevant sections of the Florida Business Corporation Act.

     Our voting securities are comprised of our common stock and our Series A Convertible Preferred stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our shareholders. The holders of our Series A Convertible Preferred Stock are also entitled to vote on matters submitted to our shareholders, with 1,000 votes for each share of our Class A Special Preferred Stock held by such shareholder. As of July 17, 2007 there were 21,685,521 shares of our common stock issued and outstanding, and 5,000,000 shares of our Series A Convertible Preferred Stock issued and outstanding. On July 12, 2007, Yucatan Holding Company, which owns 2,800,000 shares of Series A Convertible Preferred Stock, representing approximately 55.8% of our outstanding voting securities, and Darrell Peterson, our President, who owns 475,000 shares of Series A Convertible Preferred Stock, representing approximately 9.5% of our voting securities, approved of these actions by written consent. Jayme Dorrough, a director of our company, is the sole officer, director and beneficial owner of Yucatan Holding Company.

     The increase in the number of authorized shares will not change the number of currently outstanding shares of common stock or the percentage of the Company's common stock that you now own. Only the issuance of additional shares will affect your percentage of ownership. Issuance of additional shares may have the effect of diluting book value per share as well as your percentage of ownership. As of the date of this Information Statement, we have not taken any action and do not have any commitments to issue any of the additional authorized shares.

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     As described hereafter, it is hoped that these actions will enable the
Company to respond more quickly to any merger or acquisition opportunities that may become available to us, as well as account for shares that were issued in the past in excess of the then authorized number of shares. Our Board believes this Amendment may make our Company more attractive to possible acquisition candidates. We cannot assure you, however, that this Amendment will result in our effecting a merger or acquisition or otherwise make our Company more attractive to acquisition candidates or potential investors.

     The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporation Act, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

     Pursuant to Section 607.0704 of the Florida Business Corporation Act, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about October 31, 2007 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

No Dissenter's Rights

     No dissenter's rights are afforded to our stockholders under Florida law as a result of the adoption of the Amendment.

                           OUR PRINCIPAL STOCKHOLDERS

     Our voting securities are comprised of our common stock and our Series A Convertible Preferred stock voting as a single voting group. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders and the holders of our Series A Convertible Preferred stock are also entitled to vote on matters submitted to our shareholders, with 1,000 votes for each share of our Series A Convertible Preferred Stock held by such shareholder. The following table contains information regarding record ownership of our voting stock as of July 17, 2007 held by:

          * persons who own beneficially more than 5% of our outstanding voting securities,
          * our directors,
          * named executive officers, and
          * all of our directors and officers as a group.

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                                         Amount and
                                         Nature of                   Percentage
                                         Beneficial    Percentage    of Voting
Name of Beneficial Owner                 Ownership     of Class      Control (1)
------------------------------------     ----------    ----------    -----------

Common Stock
------------
Jayme Dorrough (2) .................              0            0%          55.8%
Darrell Peterson ...................              0            0%           9.5%
Maredith Metier ....................              0            0%           3.0%

All executive officers and directors
 as a group (one person)(2) ........              0            0%          68.3%
Yucatan Holding Company (2) ........              0            0%          55.8%


Series A Convertible Preferred Stock
------------------------------------
Jayme Dorrough (2) .................      2,800,000         56.0%          55.8%
Darrell Peterson ...................        475,000          9.5%           9.5%
Maredith Metier ....................        150,000          3.0%           3.0%
Barry Rothman ......................        475,000          9.5%           9.5%
Chuck Steinmetz ....................        475,000          9.5%           9.5%
Merlin Group, Inc. .................        475,000          9.5%           9.5%


All executive officers and directors
 as a group ........................              0            0%          68.3%
Yucatan Holding Company (2) ........              0            0%          55.8%
_________

(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock, and shares of our Series A Convertible Preferred Stock at July 17, 2007. At July 17, 2007 the holders of our outstanding shares of common stock and Series A Convertible Preferred Stock were entitled to an aggregate of of 5,021,685,521 votes at any meeting of our shareholders, which includes 21,685,521 votes attributable to the outstanding shares of common stock and 5,000,000,000 votes attributable to the outstanding shares of Series A Convertible Preferred Stock.

(2) Mrs. Dorrough, a director of our company, is the sole officer and director of Yucatan Holding Company with an address at 1820 NE Jensen Beach Blvd., Suite 634, Jensen Beach, Fl 34957. All shares owned beneficially by Mrs. Dorrough are owned of record by Yucatan Holding Company. The 2,800,000 shares of Series A Convertible Preferred Stock (which is entitled to 2,800,000,000 votes) is used in determining the Percent of Voting Control held by Mrs. Dorrough through Yucatan Holding Company.

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                                  THE AMENDMENT

     On July 17, 2007, we had 21,685,521 authorized shares of our common stock outstanding. Currently, there are 50,000,000 shares of common stock authorized. There are also 25,000,000 shares of Preferred authorized, which amount includes 5,000,000 issued and outstanding shares of Series A Convertible Preferred stock.

     We have realized, in the evaluation of various merger and acquisition candidates that, given our limited amount of cash, we would need additional authorized shares to complete a merger or acquisition utilizing our shares, as well as account for shares that were issued in the past in excess of the then authorized number of shares. Therefore, we decided to authorize additional shares at this time to position the Company to take quick advantage of opportunities that may arise and to avoid the delay and expense of authorizing additional shares at a later date in connection with an acquisition. This increase in authorized shares will empower our board of directors under certain circumstances to issue the additional shares without prior notice to our shareholders and without their approval.

     The Amendment will not affect your stock ownership in any way. The issuance of additional common stock, however, will decrease your percentage of ownership of the Company.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

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

EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              THE BIGHUB.COM, INC.

     1. The name of the corporation filing these Articles of Amendment is THE BIGHUB.COM , Inc. (the "Corporation").

     2 Article III of the Articles of Incorporation of the Corporation is amended to increase the Corporation's authorized shares of common stock to twenty billion (20,000,000,000) shares with a par value of $.001 per share.

     3. The Amendment was adopted by the shareholders of the Corporation on July 17, 2007 by written consent of the holders of the outstanding Series A Convertible Preferred Stock as a single voting group in accordance with the provisions of F.S. 607.0704, and the number of shares consenting to the adoption of the Amendment by such voting group was sufficient for approval.

     IN WITNESS WHEREOF, the undersigned President and Sole Director of THE BIGHUB.COM , Inc. have executed these Articles of Amendment on behalf of the Corporation on this 17th day of July, 2007.


                                      THE BIGHUB.COM , INC

                                      By: /s/ Darrell Peterson
                                      ------------------------
                                      Darrell Peterson,
                                      President

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